Exhibit 99.1

Elme Communities Concludes Strategic Alternatives

Review Process; Executes Agreement to Sell 19

Properties to Cortland, Remaining Assets

to be Marketed for Sale

Elme to Seek Shareholder Approval for Cortland Portfolio Transaction

and Plan of Sale and Liquidation

Intends to Make Total Upfront Distributions to Shareholders of Approximately $14.68 to $15.00

per Share assuming the Consummation of the Cortland Portfolio Transaction

Company’s Current Estimate of Additional Liquidating Distributions to Shareholders

is Approximately $2.90 to $3.50 per Share in the Aggregate

BETHESDA, Md.– August 4, 2025 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME), a value-oriented multifamily owner and operator, today announced that its Board of Trustees has completed its previously announced formal evaluation of strategic alternatives to maximize shareholder value. After an extensive evaluation of strategic alternatives available, the Company has entered into a Purchase and Sale Agreement (the “PSA”) with an affiliate of Cortland Partners, LLC (“Cortland”), a vertically integrated, multifamily real estate investment, development, and management company, under which Cortland will acquire a 19-asset portfolio from Elme for $1.6 billion in cash, subject to certain adjustments (the “Portfolio Sale Transaction”). The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions including the receipt of approval from the Company’s shareholders. The Portfolio Sale Transaction is not contingent on the receipt of financing by Cortland.

In connection with the PSA, the Elme Board of Trustees approved a plan of sale and liquidation (the “Plan of Sale and Liquidation”). The Plan of Sale and Liquidation contemplates the voluntary liquidation and dissolution of the Company by the sale or disposition of all the Company’s remaining assets. The sale of the 19-asset portfolio in the Portfolio Sale Transaction would be the first step in the Plan of Sale and Liquidation. Elme intends to market for sale its remaining nine multifamily assets, as well as Watergate 600. The Plan of Sale and Liquidation is subject to approval from the Company’s shareholders. The Company intends to commence the marketing and sale of its remaining assets in the near future with a view toward completing these asset sales within the next 12 months.

“Our agreement with Cortland and concurrent decision to move forward with a voluntary liquidation is the culmination of a thoughtful and deliberate review process, overseen by the Board’s Transaction Committee,” stated Benjamin Butcher, Lead Independent Trustee. “The Board, taking into account the work the Company has already undertaken to scale its portfolio and reduce its cost of capital and the Company’s future business prospects, evaluated a range of potential alternatives in an effort to determine the course of action that provides the best opportunity for maximizing shareholder value. Following the public announcement of the Board’s formal strategic review process, our financial advisors engaged with more than 80 potential counterparties, including pension funds, insurance companies, institutional advisors, financial sponsors, multifamily managers, sovereign wealth funds, family offices and other public REITs. Our evaluation process was robust, underpinning the Board’s unanimous determination that the combination of the sale of assets to Cortland and subsequent sale of the remaining assets is most likely to result in the greatest value for shareholders as compared to the Company’s other strategic alternatives, including continuing to operate the business as an independent going concern.”

“Elme has made deliberate strategic decisions to advance and refine our portfolio with the goal of maximizing shareholder value,” said Paul McDermott, President and Chief Executive Officer of Elme. “Following a thorough Board-led process, and despite our successful transformation into a focused multifamily platform with strong operating capabilities, market conditions have not allowed us to lower our cost of capital in a way that supports accretive growth. We are pleased to have reached an agreement with Cortland that recognizes the greater value of these 19 Elme communities and their long-term potential when coupled with Cortland’s economies of scale. We believe Cortland will be an excellent steward of the properties and that this sale will facilitate a seamless transition of ownership, enabling continuity of operations for our residents and community teams, and continuing our legacy of customer service excellence.”

“This transaction is a major milestone in Cortland’s history, as we significantly grow our presence in the greater Washington, D.C. area and our home state of Georgia,” said Steven DeFrancis, CEO, Cortland. “We’re excited to welcome these communities into the Cortland family and deliver the exceptional living experience residents have come to expect from our brand.”

This transaction marks Cortland’s second large-scale transaction with a publicly traded REIT. In 2019, Cortland became the largest apartment owner in the Dallas area after its $1.2bn privatization of Pure Multifamily REIT, a TSX-listed company. As a deeply experienced, vertically-integrated platform, Cortland intends to invest significant capital into the portfolio to enhance and elevate the resident experience.

Estimated Distributions

The Company intends to return net proceeds from the Portfolio Sale Transaction and other asset sales to Elme shareholders when appropriate and in the Board’s discretion, subject to payment of, and the creation of necessary reserves for, the Company’s liabilities and obligations and the payment of expenses.

Subject to shareholder approval and closing of the Portfolio Sale Transaction, and shareholder approval of the Plan of Sale and Liquidation, the Company expects to provide shareholders with the following distributions, based on the other assumptions and estimates referenced below:

	Source(s)	Estimated Amount
Initial Special Distribution	Net proceeds from Portfolio Sale Transaction and a portion of the proceeds from the new debt on Elme’s remaining assets (1)	Between $14.50 and $14.82 per share to be paid following closing of the Portfolio Sale Transaction (2)

Next Regular Quarterly Distribution	Separate from Initial Special Distribution	$0.18 per share to be paid on October 3, 2025, to shareholders of record as of September 17, 2025

Total Upfront Distributions	Initial Special Distribution and Next Regular Quarterly Distribution	Between $14.68 and $15.00 per share

Additional Potential Special Distributions	Net proceeds of the sale of Elme’s nine remaining multifamily assets and Watergate 600	Between $2.90 and $3.50 per share (3)

	Total	Between $17.58 and $18.50 per share

1.

In connection with the announced transactions, the Company has received a debt commitment of $520 million from Goldman Sachs Bank USA to provide debt financing secured by Elme’s assets not included in the closing under the Portfolio Sale Transaction upon completion of the Portfolio Sale Transaction. The availability of this debt financing is subject to closing on all 19 of the properties included in the Portfolio Sale Transaction and other customary closing conditions for financings of this type.

2.

The Company’s estimate of the initial special distribution takes into account, among other factors, the repayment of all existing corporate indebtedness, the anticipated amount of new debt financing and the Company’s estimated transaction costs in connection with the Portfolio Sale transaction.

3.

The Company’s current estimate of the additional potential special distributions from the sale of its remaining assets takes into account, among other factors, estimated expenses and payment of liabilities.

Additional Assumptions and Estimates

The estimates of the initial special distribution and the additional potential special distributions reflected in the table above are subject to a number of additional assumptions and estimates which were made as of the date of this press release, many of which are outside the Company’s control, including the costs to operate the Company, and maintain the Company’s assets, through the liquidation and wind-down process, the time it will take to liquidate the Company, the amounts necessary to satisfy the Company’s remaining financial obligations, and economic factors such as inflation and interest rate changes, all of which are subject to change. These assumptions and estimates will be more fully described in the Company’s proxy statement to be filed in connection with the Special Shareholder Meeting (as defined below) to be convened to approve the Portfolio Sale Transaction and the Plan of Sale and Liquidation. These assumptions and estimates may not prove to be accurate, which could cause actual distributions to be less or more than this estimated range.

Regular Quarterly Distributions

The Board announced today that it has declared a quarterly distribution of $0.18 per share, as noted in the table above, to be paid on October 3, 2025, to shareholders of record on September 17, 2025. Following the closing of the Portfolio Sale Transaction and payment of the initial special distribution and the announced quarterly distribution, the Company expects to suspend its regular quarterly distributions and will instead make future liquidating distributions in connection with future asset sales.

Transaction Timing and Approvals

The Board unanimously approved the Portfolio Sale Transaction and the Plan of Sale and Liquidation, following the unanimous recommendation of the Board’s Transaction Committee formed to facilitate the formal strategic review process. The Company intends to convene a special meeting of its shareholders (the “Special Shareholder Meeting”) to approve the Portfolio Sale Transaction and Plan of Sale and Liquidation. The Portfolio Sale Transaction, the PSA and the Plan of Sale and Liquidation will be more fully described in the Company’s proxy statement to be utilized in connection with the Special Shareholder Meeting.

After receiving clearance from the SEC, the Company intends to file a definitive proxy statement (the “Definitive Proxy”), which will be sent to Elme shareholders. The Definitive Proxy will contain details of the Special Shareholder Meeting, including the record date, the meeting date and how shareholders can participate in and vote at the meeting.

NYSE Listing

Although Elme intends for its common shares to continue to be listed on the New York Stock Exchange if shareholders approve the Portfolio Sale Transaction and Plan of Sale and Liquidation, subject to continued compliance with NYSE listing requirements, the New York Stock Exchange has discretionary authority to delist the Company’s common shares following shareholder approval of the Plan of Sale and Liquidation. At a point in the future to be determined by the Elme board of trustees, the Company expects to voluntarily delist its common shares from the NYSE in order to reduce operating expenses and maximize liquidating distributions.

2025 Earnings and Guidance

As previously announced, the Company will release second quarter earnings results after market close tomorrow, August 5, 2025, and will conduct a conference call on Wednesday, August 6, 2025, at 10:00 am ET to discuss its results, as well as the Portfolio Sale Transaction and Plan of Sale and Liquidation.

Given today’s announcement, the Company is withdrawing its prior 2025 guidance and assumptions.

Properties Being Acquired by Cortland Under PSA

•	Cascade at Landmark, 300 Yoakum Parkway, Alexandria, VA 22304

•	Clayborne, 820 South Columbus Street, Alexandria, VA 22314

•	Elme Alexandria, 205 Century Place, Alexandria, VA 22304

•	Bennett Park, 1601 Clarendon Boulevard, Arlington, VA 22209

•	Park Adams, 2000 N Adams Street, Arlington, VA 22201

•	The Maxwell, 4200 North Carlin Springs Road, Arlington, VA 22203

•	The Paramount, 1425 South Eads Street, Arlington, VA 22202

•	The Wellington, 1850 Columbia Pike, Arlington, VA 22204

•	Trove, 1201 South Ross St, Arlington, VA 22204

•	Roosevelt Towers, 500 North Roosevelt Boulevard, Falls Church, VA 22044

•	Elme Dulles, 13690 Legacy Circle, Herndon, VA 20171

•	Elme Herndon, 2511 Farmcrest Drive, Herndon, VA 20171

•	Elme Leesburg, 86 Heritage Way NE, Leesburg, VA 20176

•	Elme Manassas, 10519 Lariat Lane, Manassas, VA 20109

•	The Ashby at McLean, 1350 Beverly Road, McLean, VA 22101

•	Yale West, 443 New York Avenue NW, Washington, DC 20001

•	Elme Druid Hills, 2696 N Druid Hills Rd, Atlanta, GA 30329

•	Elme Cumberland, 8 Cumberland Way SE, Smyrna, GA 30080

•	Elme Eagles Landing, 860 Rock Quarry Road, Stockbridge, GA 30281

Remaining Properties to be Marketed for Sale

•	Kenmore Apartments, 5415 Connecticut Avenue, Washington, DC 20015

•	3801 Connecticut Avenue, 3801 Connecticut Avenue NW, Washington, DC 20008

•	Elme Marietta, 1113 Powers Ferry Place, Marietta, GA 30067

•	Elme Bethesda, 5114 Dudley Lane, Bethesda, MD 20814

•	Elme Sandy Springs, 501 North River Parkway, Sandy Springs, GA 30350

•	Elme Germantown, 2 Observation Court, Germantown, MD 20876

•	Elme Watkins Mill, 180 Watkins Station Circle, Gaithersburg, MD 20878

•	Elme Conyers, 50 Greenleaf Road, Conyers, GA 30013

•	Riverside Apartments, 5860 Cameron Run Terrace, Alexandria, VA 22303

•	Watergate 600, 600 New Hampshire Avenue, NW, Washington, DC 20037

Advisors

Goldman Sachs & Co. LLC and Jones Lang LaSalle Securities, LLC, are acting as financial advisors, Hogan Lovells US LLP is acting as legal counsel, and Joele Frank is serving as strategic communications advisor to Elme.

Evercore is serving as lead financial advisor and exclusive debt placement agent to Cortland. Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are also serving as financial advisors to Cortland. King & Spalding LLP is acting as legal counsel to Cortland.

Elme Contacts

Investor Relations

Amy Hopkins

Vice President, Investor Relations

202-774-3253

ahopkins@elmecommunities.com

Media

Andrew Siegel / Viveca Tress / Maggie Carangelo

Joele Frank, Wilkinson Brimmer Katcher

ELME-JF@joelefrank.com

Additional Information and Where to Find It

This press release relates to the Proposed Transactions, and may be deemed to be solicitation material in respect of the Proposed Transactions. In connection with the Proposed Transactions, Elme intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement will be sent to all shareholders of Elme. Elme will also file other documents regarding the Proposed Transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF ELME ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders of Elme may obtain copies of the Proxy Statement and other documents that are filed or will be filed by Elme with the SEC, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Elme with the SEC will also be available, free of charge, on Elme’s website at www.elmecommunities.com or upon written request to Investor Relations, Elme Communities 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814.

Forward-Looking and Cautionary Statements

Certain statements in press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the satisfaction or waiver of other conditions to closing the Portfolio Sale Transaction pursuant to the PSA; the possibility that Elme’s shareholders do not approve the Portfolio Sale Transaction and/or plan of sale and liquidation (the “Plan of Sale and Liquidation” and together with the Portfolio Sale Transaction, the “Proposed Transactions”) or that other conditions to the closing on all 19 of the properties included in the Portfolio Sale Transaction are not satisfied or waived at all or on the anticipated timeline; unanticipated difficulties or expenditures relating to the Proposed Transactions; changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction cost, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; the inability to close our proposed new debt financing on the terms or timeline or for the amount anticipated fees associated with the repayment of our existing indebtedness; the possibility of converting to a liquidating trust or other liquidating entity; the ability of our board of trustees to terminate the Plan of Sale and Liquidation, whether or not approved by shareholders; the response of our residents, tenants and business partners to the announcement of the Proposed Transactions; potential difficulties in employee retention as a result of announcement of the Proposed Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the Portfolio Sale Transaction; the outcome of legal proceedings that may be instituted against Elme, its trustees and others related to the Proposed Transactions; the risk that disruptions caused by or relating to the Proposed Transactions will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares, including following approval of the Proposed Transactions by our shareholders; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transactions; restrictions during the pendency of the Portfolio Sale Transaction that may impact Elme’s ability to pursue certain business opportunities or strategic transactions; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of one or both of the Proposed Transactions; the risks associated with ownership of real estate in general and our real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.

Participants in the Solicitation

Elme, certain of its trustees, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Elme’s shareholders in connection with the Proposed Transactions. Information about Elme’s trustees and executive officers and their ownership of Elme’s common shares is set forth in Elme’s proxy statement for its Annual Meeting of Shareholders on Schedule 14A filed with the SEC on April 17, 2025. To the extent that holdings of Elme’s securities have changed since the amounts reported in Elme’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Transactions may be obtained by reading the Proxy Statement regarding the Proposed Transactions when it becomes available. You may obtain free copies of these documents using the sources indicated above.